Exhibit 99.1


[NORTHWESTERN CORPORATION LOGO]                                     NEWS RELEASE


Contacts:

Investors/Media:

Roger Schrum
605-978-2848
roger.schrum@northwestern.com

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           NORTHWESTERN REPORTS 2004 SECOND QUARTER FINANCIAL RESULTS

    REPORTS LOSS OF $4.8 MILLION IN 2004 VERSUS LOSS OF $57.8 MILLION IN 2003

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SIOUX FALLS, S.D. - Aug. 6, 2004 - NorthWestern Corporation (OTC Pink Sheets:
NTHWQ) today reported financial results for the second quarter ended June 30, 2004, and filed the Company's second quarter 2004 Form 10-Q with the Securities and Exchange Commission.

Special Note: On Sept. 14, 2003, NorthWestern filed a voluntary petition for relief under Chapter 11 of the Federal Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware under case number 03-12872. Pursuant to the Chapter 11 filing, NorthWestern retains control of its assets and is authorized to operate its business as a debtor-in-possession while being subject to the jurisdiction of the Bankruptcy Court. Included in the consolidated financial statements are subsidiaries that are not party to the Chapter 11 case and are not debtors. The assets and liabilities of such nondebtor subsidiaries are not considered to be material to the consolidated financial statements or are included in discontinued operations. In addition, in order to wind-down its affairs in an orderly manner, NorthWestern's subsidiary, Netexit, Inc. (f/k/a Expanets, Inc.), filed a voluntary petition for relief under the provisions of Chapter 11 of the Federal Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware on May 4, 2004.

Beginning in the third quarter of 2003, the Company's consolidated financial statements have been prepared in accordance with the American Institute of Certified Public Accountants Statement of Position (SOP) 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code," and on a going concern basis, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the ordinary course of business. As a result of the Company's Chapter 11 filing, the realization of assets and liquidation of liabilities are subject to uncertainty. Under SOP 90-7, certain liabilities existing prior to the Chapter 11 filing are classified as Liabilities Subject to Compromise on the Consolidated Balance Sheets. Additionally, professional fees and expenses directly related to the Chapter 11 proceeding and interest income on funds accumulated during the Chapter 11 proceeding are reported separately as reorganization items. Finally, the


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NorthWestern Reports Second Quarter 2004 Financial Results
Aug. 6, 2004
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extent to which reported interest expense differs from the contractual rate of interest is disclosed in the Company's Consolidated Statements of Income (Loss).

Consolidated Financial Results

NorthWestern reported a consolidated loss on common stock in the second quarter of 2004 of $4.8 million, compared with a consolidated loss on common stock of $57.8 million in the same period in 2003. Due to NorthWestern's bankruptcy filing, the Company has ceased recording interest expense on its unsecured debt and trust preferred securities, which accounted for a $17.5 million decrease in interest expense during the second quarter of 2004 and a $7.5 million decrease in minority interests on preferred securities of subsidiary trusts. In addition, results from discontinued operations improved by $22.6 million, primarily related to a Netexit gain of $11.5 million attributable to a settlement with Avaya, Inc. Consolidated earnings on common stock were $12.2 million for the six months ended June 30, 2004, compared with a loss of $47.9 million for the first six months of 2003.

Revenues from continuing operations in the second quarter of 2004 were $233.0 million, compared with $234.7 million in the second quarter of 2003. Revenues for the six months ended June 30, 2004, were $572.6 million, compared with $522.6 million in the same period in 2003. Revenues increased due to sales of surplus gas of $19.7 million, increased market prices for gas of $15.9 million and an increase in nonregulated gas revenues of $13.4 million.

Consolidated gross margin in the second quarter of 2004 was $103.3 million, as compared to $105.4 million in the second quarter of 2003. For the six months ended June 30, 2004, consolidated gross margin was $236.0, as compared to $238.2 million for the same period in 2003.

Results from Continuing Utility Operations

NorthWestern's electric and natural gas utility operations reported operating income of $14.7 million for the second quarter of 2004, compared with operating income of $25.8 million in same period in 2003. Operating income from electric operations in the second quarter of 2004 was $15.9 million, a decrease of 36.3 percent, compared with $24.9 million in the same period of 2003. The decrease was mainly due to higher transmission and wheeling costs, a $2.1 million loss related to a dispute settlement with a wholesale power supply vendor and higher operating, general and administrative expenses which includes increased directors and officers liability insurance costs, higher property taxes and higher contractor costs due to strike contingency planning and increased allocation of corporate expenses. Operating loss for the


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NorthWestern Reports Second Quarter 2004 Financial Results
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second quarter of 2004 from natural gas operations was $1.2 million, compared with operating income of $0.9 million in the same period in 2003. The change primarily resulted from higher operating, general and administrative expenses.

For the six months ended June 30, 2004, operating income from electric and natural gas operations was $57.4 million, compared with $78.7 million, a decrease of 27.1 percent, for the same period in 2003. Operating income from electric operations during the first six months of 2004 was $39.0 million, compared with $56.4 million for the same period in 2003. Operating income from natural gas operations during the first six months of 2004 was $18.3 million, compared with $22.2 million for the same period in 2003.

Electric revenues for the second quarter of 2004 were $152.6 million, a decrease of 5.7 percent, compared with revenues of $161.9 million in the same period of 2003. The decrease in revenues during the second quarter of 2004 as compared with 2003 was primarily due to a $16.9 million decrease in sales of excess purchased power to the secondary market. This was offset by an $8.4 million increase in sales volumes to core customers. Electric revenues for the first six months of 2004 were $329.6 million, compared with $329.5 million for the same period in 2003.

Natural gas revenues during the second quarter of 2004 were $78.2 million, an increase of 10.6 percent, compared with $70.7 million in same period in 2003. Gas supply costs increased $5.2 million as a result of higher average market prices. These costs are also reflected in cost of sales thereby having no impact on gross margins. Additionally, nonregulated gas revenues increased approximately $4.3 million, primarily from the addition of ethanol plant customers in South Dakota. This was partially offset by a $2.7 million decrease in retail revenues resulting from a 3.7 percent volume decline. Natural gas revenues for the six months ended June 30, 2004, were $238.3 million, compared with $188.4 million in the same period in 2003.

Gross margin for electric operations in the second quarter of 2004 was $82.3 million, a decrease of $3.4 million, or 3.9 percent from gross margin in the second quarter of 2003. This decrease was primarily attributable to the loss on a wholesale power supply contract and increased transmission and wheeling costs. For the six months ended June 30, 2004, margins of $171.6 million were $4.6 million lower, or 2.6 percent, from results in the first six months of 2003. This decrease was primarily attributable to higher transmission and wheeling costs and the loss related to the dispute settlement discussed above.

Gross margin for natural gas operations in the second quarter of 2004 was $19.4 million, an increase of $1.1 million, or 6.1 percent, over the same period in 2003. Lower retail margins were more than offset by the decrease in the write-off of the gas supply costs. For the six months


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NorthWestern Reports Second Quarter 2004 Financial Results
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ended June 30, 2004, margins of $61.0 million were $2.3 million higher, or 3.9 percent, over the same period in 2003. This increase was mainly due to the decrease in the write-off of gas supply costs.

Total electric volumes in the second quarter of 2004 totaled approximately 2.6 million megawatts hours, compared with volumes of approximately 2.5 million megawatt hours in the same period in 2003. This change during the 2004 second quarter was due primarily to a 7.6 percent increase in retail volumes stemming from a return of Montana choice customers to NorthWestern and higher wholesale volumes in South Dakota.

Retail natural gas volumes totaled approximately 4.5 million dekatherms in the second quarter of 2004, compared with volumes of approximately 4.7 million dekatherms in the same period in 2003. The decrease during the second quarter of 2004 was due to milder than normal temperatures. Unregulated wholesale natural gas volumes totaled approximately 3.4 million dekatherms in the second quarter of 2004, compared with volumes of approximately 2.2 million dekatherms in the same period in 2004. The increase during the second quarter of 2004 was due to a
51.3 percent increase in gas wholesale volumes in South Dakota due to the addition of ethanol plant customers in comparison to the same period in 2003.

Liquidity and Capital Resources

As of June 30, 2004, cash and cash equivalents were $101.6 million, compared with $15.2 million as of Dec. 31, 2003. Cash provided by continuing operations during the six months ended June 30, 2004, totaled $123.1 million, compared with cash used in continuing operations of $86.3 million during the six months ended June 30, 2003. This increase was substantially due to improved vendor credit terms and the suspension of interest payments on our unsecured debt and preferred securities during the Company's reorganization. In July 2004, NorthWestern reduced the availability under its debtor-in-possession (DIP) facility from $75 million to $50 million. As of Aug. 6, 2004, the only outstanding amounts under the DIP facility were letters of credit of $15.4 million. NorthWestern anticipates that its total cash and cash equivalents, together with access to the DIP facility, will be sufficient to fund operations during its bankruptcy proceedings.

In July 2004, NorthWestern filed applications with the Montana Public Service Commission (MPSC) and the Federal Energy Regulatory Commission (FERC) seeking approval to enter proposed exit financing facilities including:

      o $100 million revolving credit facility with a five-year maturity and a variable interest rate based on LIBOR plus a credit spread;


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NorthWestern Reports Second Quarter 2004 Financial Results
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      o       $150 million Term B loan credit facility with a seven-year maturity and variable interest rate based on LIBOR plus a credit spread; and

      o Up to $350 million of senior secured notes with a maturity of seven to 10 years and fixed interest rate expected to range between 6.75% and 7.25%.

The only component of the exit financing needed for the Company to emerge from bankruptcy is the $100 million revolving credit facility. The exit financing will be secured by mortgage bonds and will be used to repay and refinance the Company's existing DIP facility, existing Senior Secured Term Loan ($384.2 million outstanding as of June 30, 2004) and potentially $150 million of Montana First Mortgage Bonds. NorthWestern believes that refinancing these obligations at this time with longer term maturities and at lower interest rates will lower the Company's borrowing cost and improve cash flow. The additional components of the exit financing are being contemplated to lower the Company's borrowing costs and extend existing maturities.

NorthWestern has also requested the MPSC and FERC approval to issue up to 35.5 million shares of new common stock. Under the terms of NorthWestern's First Amended Plan of Reorganization, the Company's existing common stock will be cancelled, and the debt owed to the Company's unsecured creditors and holders of Mandatorily Redeemable Preferred Securities of Subsidiary Trusts will be exchanged for the new common stock. On Aug. 3, 2004, the MPSC conditionally approved the proposed exit financing and issuance of new common stock, subject to confirmation of our Plan.

Additional financial information related to NorthWestern's second quarter 2004 results is available in its Form 10-Q which can be viewed on the Company's Web site at www.northwestern.com.

About NorthWestern

NorthWestern Corporation is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving approximately 608,000 customers in Montana, South Dakota and Nebraska.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS


On one or more occasions, we may make statements in this news release regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events. All statements other than statements of historical facts, included or incorporated by reference herein relating to management's current expectations of future financial performance, continued growth, changes in economic conditions or capital markets and changes in customer usage patterns and preferences are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. On Sept. 14, 2003, NorthWestern Corporation filed a voluntary petition for relief under the


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NorthWestern Reports Second Quarter 2004 Financial Results
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provisions of Chapter 11 of the Federal Bankruptcy Code in the United States
Bankruptcy Court for the District of Delaware. On May 4, 2004, our subsidiary, Netexit, Inc. (f/k/a Expanets, Inc.) filed a voluntary petition for relief under the provisions of Chapter 11 of the Federal Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware.

Words or phrases such as "anticipates," "may," "will," "should," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "targets," "will likely result," "will continue" or similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed. We caution that while we make such statements in good faith and we believe such statements are based on reasonable assumptions, including without limitation, management's examination of historical operating trends, data contained in records and other data available from third parties, we cannot assure you that our projections will be achieved. Factors that may cause such differences include but are not limited to:

      (i) our common stock will be cancelled and our trust preferred securities will be restructured in a manner that will eliminate or very substantially reduce any remaining value. The sale of noncore assets does not change the fact that our common stock has no value. Accordingly, we urge that appropriate caution be exercised with respect to existing and future investments in any of our liabilities and/or securities;

      (ii) our ability to successfully develop, prosecute, confirm and consummate a plan of reorganization, emerge from bankruptcy as a going concern and avoid liquidation under the Federal Bankruptcy Code;

      (iii) risks associated with third parties seeking and obtaining Bankruptcy Court approval for the appointment of a Chapter 11 trustee or to convert the case to a Chapter 7 proceeding;

      (iv) our ability to operate pursuant to the terms of our debtor-in-possession financing facility arranged by us with Bank One, N.A. (the DIP Facility) and any replacement facility and other financing and contractual arrangements;

      (v) our ability to obtain Bankruptcy Court approval with respect to material motions in the Chapter 11 proceeding from time to time;

      (vi) our ability to obtain the support of certain subordinated and equity stakeholders of the company for a plan of reorganization, which may be difficult in light of our inability to preserve any material value in our common equity and our trust preferred securities in a plan of reorganization;

      (vii) our ability to offset the negative effects that the filing for reorganization under Chapter 11 has had, or may have, on our business, management and employees including constraints placed on available capital;

      (viii) our ability to obtain and maintain normal terms with vendors and service providers;

      (ix) our ability to maintain contracts, including leases, that are critical to our operations;

      (x) the potential adverse impact of the Chapter 11 case on our liquidity or results of operations;


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NorthWestern Reports Second Quarter 2004 Financial Results
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      (xi)    our ability to develop a long-term strategy and our ability to fund and execute our business plan;

      (xii)   our ability to avoid or mitigate an adverse judgment against us in
              (1) that certain lawsuit seeking to recover assets on behalf of Clark Fork and Blackfoot LLC filed by Magten Asset Management Corporation and Law Debenture Trust of New York and (2) that pending litigation styled as the McGreevey et al v. The Montana Power Company;

      (xiii) our ability to avoid or mitigate material uninsured monetary judgments, or other adverse judgments, against us in (1) the shareholder class action lawsuit relating to the disposition of the generating and energy-related assets by The Montana Power Company, excluding our acquisition of the electric and natural gas transmission and distribution business formerly held by The Montana Power Company, together with ERISA litigation regarding The Montana Power Company Employee Stock Ownership Plan and 401(k) plan and (2) existing shareholder and derivative litigation or any additional litigation and regulatory action, including the initiation by the Securities and Exchange Commission (SEC) of a formal investigation, in connection with the restatement of our 2002 quarterly financial statements, any of which could have a material adverse affect on our liquidity, results of operations and financial condition;

General Factors

      (xiv)   our ability to maintain an effective internal controls structure;

      (xv)    our ability to attract, motivate and/or retain key employees;

      (xvi) potential additional adverse federal, state, or local legislation or regulation or adverse determinations by regulators, including the final order of the Montana Public Service Commission (MPSC) disallowing the recovery of $6.2 million of natural gas costs we incurred during the 2003 tracker year, and an interim order disallowing the recovery of approximately $4.6 million of natural gas costs during the 2004 tracker year, which has had and could continue to have a material adverse affect on our liquidity, results of operations and financial condition;

      (xvii) unscheduled generation outages, maintenance or repairs which may reduce revenues and increase cost of sales or may require additional capital expenditures or other increased operating costs;

      (xviii) unanticipated changes in commodity prices or in fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, in combination with reduced availability of trade credit, may reduce revenues or may increase operating costs, each of which would adversely affect our liquidity;

      (xix) increases in interest rates, which will increase our cost of borrowing;

      (xx) adverse changes in general economic and competitive conditions in our service territories; and

      (xxi) certain other business uncertainties related to the occurrence of natural disasters, war, hostilities and the threat of terrorist actions.


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We have attempted to identify, in context, certain of the factors that we believe may cause actual future experience and results to differ materially from our current expectation regarding the relevant matter or subject area. In addition to the items specifically discussed above, our business and results of operations are subject to the uncertainties described under the caption "Risk Factors" which is a part of the disclosure included in Item 2 of our Quarterly Report on Form 10-Q entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations."

From time to time, oral or written forward-looking statements are also included in our reports on Forms 10-K, 10-Q and 8-K, Proxy Statements on Schedule 14A, press releases and other materials released to the public. Although we believe that at the time made, the expectations reflected in all of these forward-looking statements are and will be reasonable, any or all of the forward-looking statements in this news release, our Quarterly Reports on Forms 10-Q, reports on Forms 10-K and 8-K, our Proxy Statements on Schedule 14A and any other public statements that are made by us may prove to be incorrect. This may occur as a result of inaccurate assumptions or as a consequence of known or unknown risks and uncertainties. Many factors discussed in this news release, certain of which are beyond our control, will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from forward-looking statements. In light of these and other uncertainties, you should not regard the inclusion of a forward-looking statement in this news release or other public communications that we might make as a representation by us that our plans and objectives will be achieved, and you should not place undue reliance on such forward-looking statements.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made on related subjects in our subsequent annual and periodic reports filed with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

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